UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	0-20928	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of VAALCO Energy, Inc. (the “Company”) was held on June 2, 2010. As of the record date for the meeting, we had 56,427,254 shares of Common Stock outstanding and entitled to vote at the annual meeting, each of which was entitled to one vote. The matters presented for a vote and the related results are as follows:

PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 was the election of eight nominees to serve as directors of the Company for a term expiring on the date of the 2011 annual meeting. The result of the vote was as follows:

Nominee	Number of Votes For	Number of Votes Withheld	Abstentions	Broker Non-Votes
Robert L. Gerry, III	35,338,833	1,207,123	—	14,200,123
W. Russell Scheirman	35,383,032	1,162,924	—	14,200,123
Robert H. Allen	34,333,946	2,212,010	—	14,200,123
Frederick W. Brazelton	34,461,428	2,084,528	—	14,200,123
Luigi P. Caflisch	35,406,631	1,139,325	—	14,200,123
O. Donaldson Chapoton	34,226,597	2,319,359	—	14,200,123
William S. Farish	16,659,560	19,886,396	—	14,200,123
John J. Myers, Jr.	35,433,062	1,112,894	—	14,200,123

Pursuant to the foregoing votes, all director nominees were duly elected.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 was the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010. The result of the vote was as follows:

Number of Votes For	Number of Votes Withheld	Abstentions	Broker Non-Votes
48,955,915	1,666,591	123,573	—

Pursuant to the foregoing votes, the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: June 3, 2010	By:	/s/ W. Russell Scheirman
W. Russell Scheirman
President and Chief Operating Officer